EXHIBIT 99.1

October 29, 2008

NORTHERN STATES FINANCIAL REPORTS THIRD QUARTER LOSS AFTER
PROVISION FOR LOAN LOSSES AND WRITE-DOWN OF SECURITIES

CORE OPERATIONS STRONG: LOANS & DEPOSITS GROW

BANK CONTINUES TO BE WELL CAPITALIZED

WAUKEGAN, IL, October 29, 2008 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, a FDIC-insured financial institution, today reported that, despite a 21 percent increase to its net interest income for the third quarter ended September 30, 2008, an increase in its provision for loan losses and a write-down of its investment securities portfolio resulted in the Company recording a net loss for the period.

The capital levels of the Company’s subsidiary Bank, at September 30, 2008, continue to exceed federal banking agencies’ requirements to be considered “Well Capitalized”.   The Bank’s leverage ratio of Tier 1 capital to average assets was 10.16% while its Bank’s Tier 1 capital to total assets ratio and total capital to assets ratio, on a risk adjusted basis, were 11.62 percent and 12.87 percent, respectively, at September 30, 2008, greater than regulatory levels of 5.00 percent, 6.00 percent and 10.00 percent in order to be “Well Capitalized” for capital adequacy purposes.

The Company reported a net loss of $2,781,000, or $.68 per share, for the third quarter of 2008, compared with earnings of $581,000, or $.14 per share, for the like quarter of 2007.  The loss resulted from a $5.1 million provision for loan losses and a $2.2 million write-down of its investment securities taken in the current quarter.  During the third quarter of 2007, the Company had a $967,000 provision for loan losses and no investment security write-downs.

For the nine months ended September 30, 2008, the Company had a net loss of $1,730,000, or $.42 per share, compared with net income of $3,157,000, or $.75 per share, for the first nine months of 2007.  Net interest income continued to increase during the first nine months of 2008 and totaled $16.7 million, or $3.5 million greater than for the same period of 2007.  However, this increase to net interest income was offset by the provision for loan losses, which was $8.1 million during the first nine months of 2008.  In addition, impairment to the Bank’s investment securities caused the Company to recognize a $2.2 million loss.  During the first nine months of 2007 the Company had a $458,000 reduction to the provision for loan losses, when the nonperforming loan portfolio improved.

NSFC Press Release
October 29, 2008

The third quarter provision for loan losses of $5.1 million was attributable to worsening economic conditions in the real estate market that have increased the volume of the Company’s nonperforming loans by $15.8 million or 132 percent from year-end.  The economy has also deteriorated the value of real estate used as collateral for these loans.  The Company, after careful analysis, has taken an aggressive stance in recognizing the $5.1 million provision for loan losses and believes that the allowance for loan losses of $9.9 million, or 2.03 percent of total loans at September 30, 2008, is adequate to cover probable credit losses.

During the third quarter of 2008 the Company incurred losses of $2.2 million due to the write-down of investment securities considered to be impaired.  The Company earlier in 2008 had purchased Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC) preferred stock totaling $2.1 million.  This preferred stock became impaired when the U.S. Treasury took over FNMA and FHLMC during this past quarter, suspended dividend payments and began to restructure these entities.  The Company recognized a $1.9 million loss in writing this preferred stock down to its fair value.  The Company also took a $275,000 loss on bonds with a remaining carrying value of $10.5 million at September 30, 2008 consisting of Collateralized Debt Obligations (CDOs).  This loss on the CDOs is due to impairment caused by defaults and deferral of payments by the financial institutions and insurance companies that issued the debt underlying the securities.  The Company based its write-down of the CDOs on cash flow analysis, as the fair value of these securities is not readily determinable by the market.

Total assets were $694.7 million at September 30, 2008, increasing by $56.5 million from total assets of $638.2 million at December 31, 2007.  Loans totaled $489.8 million at September 30, 2008, the highest quarter-end level in the Company’s history, increasing $54.1 million, or 12.4 percent, from loans of $435.7 million at December 31, 2007.  The increase in loans was primarily due to meeting the borrowing needs of its existing customers.

Total deposits increased $12.2 million, or 2.5 percent, compared to December 31, 2007 as the Company increased its brokered deposits by $34.3 million from year-end.  The Company also increased its borrowings of federal funds purchased and Federal Home Loan Bank term advances by $30.0 million and $35.0 million, respectively, as its borrowing from repurchase agreements declined $14.8 million from year-end 2007.

Nonperforming loans and leases were $27.8 million at September 30, 2008 as compared with $12.0 million at year-end 2007, an increase of 132 percent.  Nonperforming loans consist of nonaccrual loans that no longer earn interest and accruing loans that are 90 days or more past due and in the process of collection.

At September 30, 2008, the Company’s nonaccrual loans totaled $19.7 million, an increase of $8.9 million from $10.8 million at December 31, 2007.  Although the Company had received loan payoffs and payments that reduced nonaccrual loans carried at December 31, 2007 by $6.5 million, additional loans were put on nonaccrual status during the nine months ended September 30, 2008.

Loans 90 days or more past due but still accruing interest increased to $8.2 million as compared with $1.2 million at December 31, 2007.  These loans are in the process of being collected.

NSFC Press Release
October 29, 2008

Impaired loans, which includes nonaccrual loans, totaled $19.7 million at September 30, 2008, an increase of $9.0 million from $10.7 million at December 31, 2007.  The Company considers a loan to be impaired if it believes that all principal and interest will not be collected under the contractual terms of the note.  The Company has $4.6 million of its allowance for loan and lease losses allocated to its impaired loans at September 30, 2008.

On October 21, 2008, the board of directors of the Northern States Financial Corporation determined that there would be no cash dividend on December 1, 2008 due to the reduced earnings of the Company in 2008.

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the Company’s operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, a continued increase in nonperforming loans, uncertainty regarding the Company’s ability to ultimately recover on loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

For Additional Information, Contact:
Fred Abdula, Chairman of the Board (847) 244-6000 Ext. 238
Websites: www.nsfc.com
                  www.nsfc.net

NSFC Press Release
October 29, 2008

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended September 30:	2008		2007
Net Income (Loss)		$(2,781)	$581
Basic Earnings Per Share	$	( .68)	$.14
Return on Average Assets		(1.72%)	.35%
Return on Average Equity		(16.18%)	3.19%
Efficiency Ratio		89.09%	70.96%
Yield on Interest
Earning Assets		5.89%	6.31%
Cost of Interest
Bearing Liabilities		2.50%	3.81%
Net Interest Spread		3.39%	2.50%
Net Yield on Interest
Earning Assets		3.80%	3.11%

Nine months ended September 30:	2008		2007
Net Income (Loss)		$(1,730)	$3,157
Basic Earnings Per Share	$	( .42)	$.75
Return on Average Assets		(.36%)	.62%
Return on Average Equity		(3.22%)	5.84%
Efficiency Ratio		72.33%	75.80%
Yield on Interest
Earning Assets		6.02%	6.06%
Cost of Interest
Bearing Liabilities		2.75%	3.84%
Net Interest Spread		3.27%	2.22%
Net Yield on Interest
Earning Assets		3.72%	2.81%

NSFC Press Release
October 29, 2008

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	Sept. 30, 2008	Dec. 31, 2007
Total Assets	$694,708	$638,156
Total Loans and Leases	489,815	435,734
Total Deposits	493,121	480,959
Total Stockholders’ Equity	68,023	73,454
Nonperforming Loans and Leases	27,814	11,982
Nonperforming Loans and Leases to
Total Loans and Leases	5.68%	2.75%
Impaired Loans and Leases	$19,651	$10,742
Book Value per Share	$16.70	$17.58
Number of Shares Outstanding	4,072,255	4,178,105

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2003	$.54	$.54	$1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35	.37	.72
2008	.40	.00	.40

NSFC Press Release
October 29, 2008

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2008 and December 31, 2007
(In thousands of dollars) (Unaudited)
	September 30,	December 31,
Assets	2008	2007
Cash and due from banks	$13,898	$14,273
Interest bearing deposits in financial institutions - maturities less than 90 days	196	180
Federal funds sold	42,938	9,181
Total cash and cash equivalents	57,032	23,634
Securities available for sale	121,822	153,277
Loans and leases	489,815	435,734
Less: Allowance for loan and lease losses	(9,932)	(4,606)
Loans and leases, net	479,883	431,128
Federal Home Loan Bank stock	1,757	1,445
Office buildings and equipment, net	9,648	9,198
Other real estate owned	4,636	2,857
Goodwill	9,522	9,522
Core deposit intangible asset	1,042	1,390
Accrued interest receivable and other assets	9,366	5,705
Total assets	$694,708	$638,156
Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$55,974	$60,015
Interest bearing	437,147	420,944
Total deposits	493,121	480,959
Securities sold under repurchase agreements	52,019	66,797
Federal Home Loan Bank advances	35,000	0
Federal funds purchased	30,000	0
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	557	1,066
Accrued interest payable and other liabilities	5,988	5,880
Total liabilities	626,685	564,702
Stockholders' Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	63,625	66,983
Treasury stock, at cost	(9,280)	(7,202)
Accumulated other comprehensive loss	305	300
Total stockholders' equity	68,023	73,454
Total liabilities and stockholders' equity	$694,708	$638,156

NSFC Press Release
October 29, 2008

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and nine months ended September 30, 2008 and 2007
(In thousands of dollars, except per share data) (Unaudited)
	Three months ended		Nine months ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2008	2007	2008	2007
Interest income
Loans (including fee income)	$7,287	$7,059	$21,585	$20,455
Securities
Taxable	1,544	2,283	5,137	7,262
Exempt from federal income tax	121	72	347	214
Federal funds sold and other	8	271	91	751
Total interest income	8,960	9,685	27,160	28,682
Interest expense
Time deposits	2,263	3,017	7,541	9,205
Other deposits	396	920	1,288	2,841
Repurchase agreements and federal funds purchased	279	809	922	2,720
Federal Home Loan Bank advances	137	28	289	205
Subordinated debentures	137	170	433	506
Total interest expense	3,212	4,944	10,473	15,477
Net interest income	5,748	4,741	16,687	13,205
Provision for loan and lease losses	5,146	967	8,129	(458)
Net interest income after provision for loan and lease losses	602	3,774	8,558	13,663
Noninterest income
Service fees on deposits	672	731	1,953	2,093
Trust income	188	184	619	611
Gain on sales of securities	40	0	40	0
Impairment losses on securities	(2,180)	0	(2,180)	0
Other operating income	279	305	823	1,092
Total noninterest income	(1,001)	1,220	1,255	3,796
Noninterest expense
Salaries and employee benefits	2,127	2,097	6,432	6,546
Occupancy and equipment, net	580	548	1,801	1,791
Data processing	415	389	1,278	1,216
Legal	144	149	304	371
Audit and other professional	260	333	997	917
Amortization of core deposit intangible asset	116	117	348	348
Other operating expenses	587	597	1,818	1,697
Total noninterest expense	4,229	4,230	12,978	12,886
Income (loss) before income taxes	(4,628)	764	(3,165)	4,573
Income tax expense (benefit)	(1,847)	183	(1,435)	1,416
Net income	$(2,781)	$581	$(1,730)	$3,157

Earnings per share	$(0.68)	$0.14	$(0.42)	$0.75